UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 13, 2014, Protective Life Corporation emailed the following list of Frequently Asked Questions to its employees:

Frequently Asked Questions

June 13, 2014

For Protective Life Employees Regarding the Dai-ichi Transaction

Questions received through June 6, 2014

Questions Regarding Benefits

1.              How will the acquisition impact Protective’s 401k and pension programs?

Once the transaction closes, Protective will no longer be a U.S. publicly traded company and we will no longer have an investment option in our 401k plan tied to Protective stock. Shares of Protective stock that are held in the 401k plan will be converted to cash as of the closing.  Once the cash is received in your 401k account, you will want to visit the Fidelity website to select the investment option(s) that best fits your goals, time horizon and risk tolerance.  Additional information, including timing, will be provided to all shareowners.

We do not anticipate other changes to Protective’s Pension or 401k benefit plans as a result of this transaction.

You are also encouraged to be aware of the guidance provided from time to time by the legal department regarding transactions in Company securities.

2.              Will salaries be frozen next year?  Will we still receive incentive payments?

It is important to both company’s leadership that we continue to be successful and operate business-as-usual, including our ability to attract and retain the people needed to deliver on our strategy and meet our business goals and objectives.  While no one can predict the future, there are currently no plans to freeze salaries or remove the existing cash incentive programs.  Dai-ichi Life values Protective employees and recognizes their importance to the Company and will be looking to the Protective leadership team with respect to decisions about future compensation and benefit programs.

3.              Will Protective have a Financial Planner available to employees?

We do not have plans at this time to provide a financial planner to employees as it relates specifically to this transaction.  Employees should consider consulting their personal financial planner with any questions regarding investments.  Also, remember that Fidelity, who is our 401k provider, offers a variety of tools and resources via its online website as well as through their various investor centers.  Employees may make appointments at their closest Fidelity investor center for assistance as well.

Questions Regarding Impact on Employment

4.              Will there be any job eliminations, including contract positions, or office closures as part of this transaction?

We are not anticipating job eliminations in this acquisition nor are there plans to close any of the Protective offices, including the recently opened MONY office in Syracuse, NY, as a result of this transaction.  It is important to emphasize that we will continue operating business as usual.

5.              I am under the impression that Johnny Johns and his management team have committed to remaining in place following the closing of the transaction. What does that mean for the rest of the employees?

Dai-ichi Life understands that Protective is a successful company because of its employees and leadership team and therefore wants to retain our people.  Dai-ichi is counting on this existing leadership team to continue its success and growth of the company.  We are not anticipating job eliminations as part of this transaction.

It is also customary that in transactions such as these that select executives have formal written agreements in place with the Company regarding their employment going forward. These agreements are typically for 1-3 years and help ensure continuity of strategy and business growth.  It is also customary for the merger agreement to have some provisions related to compensation and benefits for all employees for a period of time.  In this case it is for 1 year.  It is important to note that the length of these basic provisions (1 year) does not mean that there are plans to eliminate positions or change benefits or compensation after that period of time.  It is simply intended to provide a measure of stability for the short term.  Dai-ichi plans for Protective to be its U.S. growth platform and for this current management team which today is making similar decisions about how to best operate our businesses and leverage the many talents of our workforce, to continue to be in place.

6.              I am a 71-year-old employee with 14 years as a claims adjuster.  How secure is my job?

Dai-ichi Life recognizes the importance of the contributions made by all employees; and we are not anticipating job eliminations in this acquisition.  It is important to reemphasize that we will continue operating business-as-usual.

7.              During the Town Hall meetings it was mentioned that this transaction is similar to Dai-ichi’s acquisition of TAL (Dai-ichi’s Australian Subsidiary).  What do we know about that transaction and its effect on the workforce?

We do not have a lot of specific information at this time about that acquisition.  We do know, however, that there were no job eliminations as part of Dai-ichi’s acquisition of TAL.  We also know that TAL has continued to grow in sales, size and Dai-ichi considers it an important part of the Dai-ichi family.

Questions Regarding the Dai-ichi Transaction

8.              Will the timing of our next potential acquisition be delayed to accommodate the multiple merger/acquisition projects already in queue (Liberty, MONY, and now Dai-ichi)?  If not, will we be augmenting staff or delaying progress on other strategic initiatives to accommodate the work load?

As a normal course of business we review our capacity to complete projects and initiatives and prioritize resources in order to ensure the most critical work is completed within the timing and budget required.  This includes staff augmentation and re-prioritization.  We will continue these practices as additional projects and initiatives come into play.

9.              Will there be opportunities to relocate to one of the various Dai-ichi locations?

We do not know at this time what opportunities will be available to work at various locations across the Dai-ichi footprint.

10.       Will Protective’s name change?

Protective will keep its name.

11.       Can you please describe the “Market Check” that was referenced in the press release?

Protective was not looking for a buyer.  Dai-ichi Life presented a compelling offer and our Board of Directors entered into exclusive negotiations with them.  Protective wants to be certain that our shareholders have received the best price possible for the Company.  The “market check” described in the press release and Merger Agreement provides the Company 25 days to solicit competing proposals and an opportunity to terminate the agreement to accept a superior proposal if one materializes during or following that solicitation period.

12.       Do we anticipate any concerns from customers?  How are we communicating with them?

We don’t anticipate any day-to-day changes at Protective as a result of this transaction.  Likewise, we don’t anticipate any changes for our customers.  The terms of our policies remain the same.  Of course, if our customers have questions we will answer them.  We expect to continue to operate business-as-usual in the same business lines and with the same mission and values.

Our contact center teams are prepared to answer questions from customers and we will communicate information to customers, as appropriate, when the transaction closes.

13.       How is Dai-ichi’s financial strength rated by rating agencies?

The latest ratings as of May 2014 are as follows:

Standard and Poor’s:  A

Fitch Ratings:  A+

Rating and Investment information, Inc.:   A+

Japan Credit Ratings Agency, Ltd.:  A+

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Dai-ichi.  In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.